UNITED STATES
SECURITIES AND EXCHANGE COMMIfSSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015
BLYTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 9, 2015, we, together with all of our domestic subsidiaries, except the subsidiary through which we hold our interest in ViSalus (collectively, the “domestic subsidiaries”), entered into a Term Loan and Security Agreement with GFIE, LLC, as term lender. The agreement provides for a five-year term loan in an original principal amount equal to $35.0 million. The obligations under the agreement are secured by, among other assets, (i) a first priority lien on and security interest in PartyLite’s manufacturing facility in Batavia, IL and the intellectual property and various stock and other equity interests owned by us and the domestic subsidiaries and (ii) a second priority lien on and security interest in our and the domestic subsidiaries' accounts receivable, inventory, chattel paper, and deposit and securities accounts and PartyLite’s office building in Plymouth, MA. The term loan bears interest at a non-default rate of the greater of 1.00% or LIBOR, in each case plus 5%, payable quarterly in arrears. The principal amount of the term loan will be paid in installments as follows: beginning on March 31, 2016, and continuing on the last day of each calendar quarter thereafter, up to and including December 31, 2019, we will pay equal quarterly installments of $437,500. The entire remaining balance of principal and accrued interest on the term loan, and all other charges and/or amounts then due in connection with the term loan, will be due and payable in full on March 9, 2020. The term loan may be prepaid, in whole or in part, from time to time, without penalty or premium. In addition, commencing in 2017 (based on our 2016 results), we are required to prepay the term loan annually in an amount up to 25% of “excess cash flow,” if any. For these purposes, excess cash flow is our consolidated EBITDA for the most recently completed fiscal year, determined as set forth in the term loan, less certain capital expenditures, certain repayments of debt, certain interest expenses, and certain cash and other expenditures.

The term loan agreement contains covenants that restrict, subject to certain exceptions, our and all of our subsidiaries ability to, among other things: (i) incur indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) engage in certain dispositions or acquisitions of assets; (v) make investments, loans, guarantees or advances; (vi) pay dividends and distributions or repurchase our common stock; (vii) repay or prepay certain indebtedness; (viii) enter into sale and leaseback transactions; (ix) engage in certain transactions with affiliates; and (x) change the nature of our or any of our subsidiaries’ business. In addition, the term loan (a) requires us to maintain a fixed charge coverage ratio (“FCCR”) of 1.0 to 1.0 upon the occurrence of certain events or conditions, (b) with certain exceptions, prohibits us from making acquisitions if the FCCR is less than 1.0 to 1.0, and (c) among other conditions, generally prohibits us from paying dividends or repurchasing our common stock:

•	for amounts in excess of $2.5 million in any twelve-month period;

•	at times when there are no loans outstanding under the revolving loan agreement, if availability (on a pro forma basis) is less than $3.0 million; and

•
at times when there are loans outstanding under the revolving loan agreement, other than our existing letter of credit, if (a) availability (on a pro forma basis) is less than the greater of 30.0% of the revolving loan commitment or $2.25 million, (b) immediately after such dividend or repurchase, availability (on a pro forma basis) would be less than the greater of 30.0% of the revolving loan commitment or $2.25 million or (c) the FCCR is less than 1.1 to 1.0.

We estimate that our FCCR was less than 1.0 to 1.0 at February 28, 2015. The term loan agreement also contains additional affirmative, negative and financial covenants and events of default.

The proceeds of the term loan, together with available cash, were used to fund the mandatory redemption of the 6.00% Senior Notes, described in Item 8.01.

Revolving Loan Agreement

On March 9, 2015, we and the domestic subsidiaries also entered into a Loan and Security Agreement, which we refer to as the revolving loan agreement, with Bank of America, N.A., as revolver lender. The revolving loan agreement provides for an asset-based five-year revolving line of credit facility in an aggregate principal amount up to the lesser of $15.0 million or an amount determined by reference to a “borrowing base,” which deducts such reserves as the revolver lender may require in its reasonable discretion. Our borrowing base under the revolving loan agreement will be comprised principally of specified percentages of eligible inventory, accounts receivables and (once a required appraisal is received) PartyLite’s office building in Plymouth, MA. The obligations under the revolving loan agreement are secured by, among other assets, (i) a first priority lien on and security interest in our and the domestic subsidiaries' accounts receivable, inventory, chattel paper and deposit and securities accounts, as well as PartyLite’s office building in Plymouth, MA, and (ii) a second priority lien on and security interest in various other assets of us and the domestic subsidiaries, including PartyLite’s manufacturing facility in Batavia, IL, and our and the domestic subsidiaries' intellectual property and various stock and other equity interests.

We estimate that, based on the value of eligible inventory, accounts receivable and PartyLite’s office building in Plymouth, MA, as of January 31, 2015, subject to the receipt of the appraisal of that facility, our borrowing base would have been approximately $13.0 million. As of the date hereof, we have not made any borrowings under the revolving loan agreement and have outstanding thereunder only an existing letter of credit for approximately $1.1 million.

Loans under the revolving loan agreement will bear non-default interest at a rate equal to either (i) LIBOR plus an applicable margin ranging from 1.75% to 2.25% or (ii) a base rate equal, at the time of determination, to the greater of (a) the revolver lender’s prime rate; (b) the Federal Funds Rate (as defined) plus 0.50%; or (c) LIBOR for a 30 day interest period plus 1.00%, in each case plus an applicable margin ranging from 0.75% to 1.25%. All loans under the revolving loan agreement will be due and payable in full on March 9, 2020, and may be prepaid, in whole or in part, from time to time, without penalty or premium (except as may be necessary to cover certain funding losses in connection with LIBOR loans). If an overadvance, as determined pursuant to the revolving loan agreement, exists at any time, or accounts receivable are disposed of, we will be required to repay a portion of the loans under the revolving loan agreement determined as set forth in the revolving loan agreement.

The revolving loan agreement contains affirmative, negative and financial covenants that are substantially similar to those contained in the term loan agreement and that restrict our and the domestic subsidiaries, and impose obligations on us and them, in the same manner. The revolving loan agreement also contains events of default that are substantially similar to those contained in the term loan agreement.

Loans under the revolving loan agreement will be used primarily for working capital and other general corporate purposes.

Intercreditor Agreement

The relative rights of the term lender and the revolver lender with respect to their respective liens and remedies are governed by an intercreditor agreement.

Related Parties

The term loan agreement and the intercreditor agreement involve related parties since the term lender is owned by Robert B. Goergen, our executive Chairman of the Board, and Pamela Goergen, Mr. Goergen’s wife and a former member of our board of directors. The term loan was approved by a special committee of our Board of Directors comprised solely of independent directors. The special committee received legal advice from Wachtell, Lipton, Rosen & Katz and a fairness opinion from Duff & Phelps.

The descriptions set forth above of the revolving loan agreement, the term loan agreement and the intercreditor agreement are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 4.2, 4.11 and 4.21, respectively, to this Current Report on Form 8-K. Each of such documents has been provided to give investors information regarding their terms. They are not intended to provide any other factual information about us or any of the other parties thereto. In particular, the assertions embodied in the representations, warranties and other statements contained in certain of such documents may be qualified by information in schedules to such documents, which are not filed as part of this Current Report on Form 8-K. Accordingly, you should not rely on the representations, warranties and other statements in such documents as characterizations of the actual state of facts about us or any of the other parties thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)     The information regarding the term loan agreement and the revolving loan agreement described above under Item 1.01 is incorporated herein by reference.

Item 3.03     Material Modification to Rights of Security Holders.

Each of the term loan agreement and the revolving loan agreement contains a covenant that, among other things, restricts our ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the term loan agreement and the revolving loan agreement is set forth in Item 1.01, which information is incorporated by reference into this Item 3.03.

Item 8.01     Other Events.

Reference is made to (i) the indenture dated as of May 10, 2013 between us and U.S. Bank National Association as trustee governing $50.0 million principal amount of 6.00% Senior Notes due 2017 (the “Senior Notes”) filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, as amended by the first supplemental indenture by and among us, the persons signatory thereto as guarantors and U.S. Bank National Association, as trustee and collateral agent, dated as of September 4, 2014 (as so amended, the “Amended Indenture”), filed as Exhibit 4.1 to our Current Report on Form 8-K filed September 8, 2014, and (ii) the collateral agreement dated as of September 4, 2014 by and among the grantors party thereto and U.S. Bank National Association, as collateral agent (the “Collateral Agreement”), filed as Exhibit 10.5 to our Current Report on Form 8-K filed September 8, 2014.

In early March 2015, we gave notice that, as required by the Amended Indenture, the Senior Notes would be redeemed in full on March 10, 2015 (the “Redemption Date”). On the Redemption Date, the Senior Notes were redeemed in full for a redemption price of $53,958,333, representing payment in full of the principal balance, accrued and unpaid interest and a 6% premium, and the Senior Notes and the Amended Indenture and the Collateral Agreement were terminated in accordance with their terms.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

4.2	Loan and Security Agreement dated as of March 9, 2015, among Blyth, Inc., certain of Blyth, Inc.’s subsidiaries which are signatory thereto, and Bank of America, N.A.

4.3
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of the 9th day of March, 2015, by PartyLite Gifts, Inc. and PartyLite Worldwide, LLC, each as mortgagor, to Bank of America, N.A., as mortgagee

4.4	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of the 9th day of March, 2015, by PartyLite Worldwide, LLC, as mortgagor, to Bank of America, N.A., as mortgagee

4.5	Environmental Indemnity Agreement made as of March 9, 2015 by Blyth, Inc.and its subsidiaries signatory thereto, for the benefit of Bank of America, N.A.

4.6
Trademark Collateral Assignment and Security Agreement dated as of March 9, 2015 by Silver Star Brands, Inc., PartyLite Gifts, Inc., PartyLite Worldwide, LLC, Candle Corporation of America and Bank of America, N.A.

4.7	Patent Collateral Assignment and Security Agreement dated as of March 9, 2015 by PartyLite Worldwide, LLC, Candle Corporation of America and Bank of America, N.A.

4.8	Copyright Collateral Assignment and Security Agreement dated as of March 9, 2015 by Blyth, Inc., its subsidiaries signatory thereto and Bank of America, N.A.

4.9	Domain Name Collateral Assignment and Security Agreement dated as of March 9, 2015 by Blyth, Inc., its subsidiaries signatory thereto and Bank of America, N.A.

4.10	Stock Pledge Agreement dated as of the 9th day of March, 2015, by and between Blyth, Inc., its subsidiaries signatory thereto and Bank of America, N.A.

4.11	Term Loan and Security Agreement dated as of March 9, 2015, among Blyth, Inc., its subsidiaries signatory thereto and GFIE, LLC

4.12	Term Loan Note dated as of March 9, 2015, issued by Blyth, Inc. and its subsidiaries signatory thereto to GFIE, LLC

4.13
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of the 9th day of March, 2015, by PartyLite Gifts, Inc. and PartyLite Worldwide, LLC, each as mortgagor, to GFIE, LLC, as mortgagee

4.14	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of the 9th day of March, 2015, by PartyLite Worldwide, LLC, as mortgagor, to GFIE, LLC, as mortgagee

4.15	Environmental Indemnity Agreement made as of March 9, 2015 by Blyth, Inc. and its subsidiaries signatory thereto for the benefit of GFIE, LLC

4.16
Trademark Collateral Assignment and Security Agreement dated as of March 9, 2015 by Silver Star Brands, Inc., PartyLite Gifts, Inc., PartyLite Worldwide, LLC, Candle Corporation of America and GFIE, LLC

4.17	Patent Collateral Assignment and Security Agreement dated as of March 9, 2015 by PartyLite Worldwide, LLC, Candle Corporation of America and GFIE, LLC

4.18	Copyright Collateral Assignment and Security Agreement dated as of March 9, 2015 by Silver Star Brands, Inc., Candle Corporation of America and GFIE, LLC

4.19	Domain Name Collateral Assignment and Security Agreement dated as of March 9, 2015 by Blyth, Inc., its subsidiaries signatory thereto and GFIE, LLC

4.20	Stock Pledge Agreement dated as of the 9th day of March, 2015, by and between Blyth, Inc., its subsidiaries signatory thereto and GFIE, LLC

4.21	Intercreditor Agreement as of March 9, 2015 between Bank of America, N.A., as ABL Secured Party, and GFIE, LLC, as Term Loan Secured Party

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: March 13, 2015	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President and General Counsel